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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 25, 2004


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                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

    [X]  Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

    [_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

    [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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                                TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement ................  Page 1

Item 9.01 Financial Statements and Exhibits. ........................  Page 2

Signatures  .........................................................  Page 3

Exhibit Index  ......................................................  Page 4


















































Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

     On August 25, 2004, First National Lincoln Corporation ("FNLC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with FNB Bankshares ("FNB") pursuant to which FNB, the parent company of First National Bank of Bar Harbor, would be merged with and into FNLC.
     As part of the anticipated merger, FNLC will issue shares of its common stock to the shareholders of FNB in exchange for their shares in FNB. Each outstanding share of FNB is expected to be converted into FNLC stock valued at $42.00. The actual exchange ratio will vary depending on the per share market price of FNLC common stock prior to closing, but FNB shareholders will receive not less than 1.91, nor more than 2.47, shares of FNLC for each share of FNB they hold.
     At August 25, 2004, there were 1,047,722 shares of FNB outstanding.
At August 25, 2004, there were outstanding options to purchase 126,208 shares of FNB. Of these, options to acquire 40,630 FNB shares are expected to be converted into options to acquire common shares of FNLC at the effective time of the merger. The number of FNLC shares subject to each option shall be equal to the number of FNB common shares subject to such option immediately prior to the effective time of the merger multiplied by the same exchange ratio as applies to FNB common shares, and the exercise price of the FNLC shares purchasable pursuant to the converted option shall be that specified with respect to the option, divided by the same exchange ratio.
     Holders of the options that are not converted and remain unexercised at the effective date of the merger will be paid cash to retire their options at the rate of $42.00 for each share subject to the option, less the option exercise price per share, subject to downward adjustment should the market price of FNLC common stock fall below an established threshold prior to the closing. If all of the remaining options are outstanding at the closing, FNLC would pay approximately $2.6 million to retire such remaining options, although the actual amount to be paid may be less depending on the per share market price of FNLC common stock prior to closing.
     As part of the merger, FNLC will assume all outstanding liabilities of FNB, including liabilities under certain Employment Continuity Agreements with executive officers of FNB, subject to amendment as provided in the Merger Agreement.
     The merger will require regulatory approval and the satisfaction of other customary conditions, as well as the approval of the shareholders of both companies. It is intended to qualify as a reorganization for federal income tax purposes and provide for a tax-free exchange of shares.
     There is no material relationship between FNLC (or any of its affiliates) and FNB (or any of its affiliates), other than in respect of the Merger Agreement.
     The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1.










Page 1
Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.
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          The following Exhibits are being furnished herewith:


          2.1 Agreement and Plan of Merger with FNB Bankshares dated August 25, 2004.


          99.1 Registrant's Press Release dated August 26, 2004.











































Page 2
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FIRST NATIONAL LINCOLN CORPORATION

                                By:  /s/ F. STEPHEN WARD
                                     ---------------------
                                     F. Stephen Ward
                                     Treasurer and Chief Financial Officer

Dated:  August 27, 2004










































Page 3
                                  Exhibit Index
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Exhibit
Number                     Description of Exhibit
------                     ----------------------

2.1 Agreement and Plan of Merger with FNB Bankshares dated August 25, 2004.

99.1          Registrant's Press Release dated August 26, 2004.















































Page 4